EXHIBIT 10.18

MOBILE DATA COOPERATION AGREEMENT

SERIAL NO. CUVAS-A3040/S

PARTY A:	CHINA UNICOM TELECOMMUNICATIONS CORPORATION.
PARTY B:	SHANGHAI MTONE WIRELESS NETWORK INFORMATION Co., Ltd.

DATE: JULY 24, 2003

TABLE OF CONTENTS

Preface
Chapter 1	Purpose
Chapter 2	Definitions
Chapter 3	Scope of Cooperation & Working Interface
Chapter 4	Customer Service Management Interface
Chapter 5	Security of Mobile Data Service
Chapter 6	Billing and Settlement
Chapter 7	Intellectual Property and Confidentiality
Chapter 8	Liability for Breach and Dispute Resolution
Chapter 9	Force Majeure
Chapter 10	Amendment or Termination
Chapter 11	Effectiveness and Miscellaneous

Signature page

Exhibit 1: Mobile Data Service and Rate
Exhibit 2: Billing and Settlement.
Exhibit 3: Interface Maintenance Responsibilities of the Parties
Exhibit 4: Party B’s Service Statement to Subscribers
Exhibit 5: Information Source’s Guarantee Letter Concerning the Security of Networking Information.

EXHIBIT 10.18

PREFACE

This Cooperation Agreement is entered into as of July 24, 2003 in Beijing, by and between the following parties:

Party A: China United Telecommunication Corporation (hereinafter referred to as the “Party A” or “ China Unicom”), a corporation established and existing in accordance with the laws of the People’s Republic of China, with registered office at Jia No.133, North Xidan street, Xicheng District, Beijing, China, its legal representative is [*].

Party B: Shanghai Mtone Wireless Network Information Co., Ltd. (hereinafter referred to as the “Party B”), a corporation established and existing in accordance with the laws of the People’s Republic of China, with registered office at Tower A-422, No. 498, Guo Shoujing Road, Zhangjiang High Technology Area, Shanghai, China, its legal representative is Li Ming.

CHAPTER 1 PURPOSE

WHEREAS:

1.	Party A is a telecommunications operator approved by the authority in charge of information industry in the State Council to provide the general public nationwide with telecom services and VAT telecom services, with its own telecom infrastructure network, data service perform, service sale system, and tremendous customer base. Party A has the full authority to execute and perform this Agreement.

2.	Party B is a content provider (“CP”)/ Service Provider (SP) which lawfully provides mobile data contents/services, qualified to operate the corporation services under this Agreement, and services. It is qualified to operate the businesses under this agreement, and has been granted with following certifications:

(a)	Enterprise Legal Person Business License (No. [*])

(b)	Operation licenses for Telecom and Information Service ([*])

(c)	Business Permit for value-added telecom service. No. (not available in the Chinese original)

(d)	Such certificates of qualifications or acceptance of service testing approved by Party A.

Party B shall have the full authority to execute and perform the agreement, and intends to provide the service of the mobile data based on Party A’s mobile telecom network and mobile data service platform.

On the basis of the principle of mutual benefit and advantage sharing, the Parties shall enter into the agreement for the purpose of achieving a win-win situation through developing China Unicom mobile data services

*	This provision is the subject of a confidential treatment request.

Confidential treatment has been requested with respect to the omitted portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as (*). A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

CHAPTER 2 DEFINITION

For the purpose of this agreement, the following terms shall have the meaning as defined thereof be definitions. Other relevant terms that are not explicitly defined hereunder shall be defined according to laws and regulations or the rules of competent authorities, of competent authorities, to the extent that there is no explicit definition in such laws and regulations, such terms shall be defined according to the industrial practice.

2.1	CP/SP

“CP” is an abbreviation of “Content Provider”, namely Content Provider. CP shall only refer to the provider that provides the service information source in the agreement .

“SP” is the abbreviation of “Service Provider”, namely Service Provider. SP shall only refer to the professional service entities for providing telecom and information of service in the agreement. SP shall be the network operator and integrator business provided by other network providers to provide integrated service for its customers. “CP/SP” shall include all the professional service entities willing to cooperate with Party A, use Party A’s mobile telecom network and data service platform, and provide various mobile data services to Party A’s mobile telecom network subscribers.

2.2	SUBSCRIBER

“Subscribers” shall refer to the individuals, legal persons or other entities that use Party A’s mobile terminal or other telecom terminals approved by Party A to connect to Party A’s mobile communication network and data service platform and voluntarily receive mobile data service provided by Party A and Party B.

2.3	Mobile Data Service

“Mobile Data Service” shall refer to data services and application based on Party A’s mobile telecom network.

2.4	Mobile Telecom Network and Data Service Platform

For the purpose of this agreement, “Mobile Communication Network” shall refer to the infrastructure facilities of mobile telecom provided by Party A. “Data Service Platform” shall refer to the service platform in addition to mobile telecom network, which is specially designed for one or more specific data services, including but not limit to subscriber interface, CP/SP interface, business management, application billing functions.

2.5	Business Support System

“Business Support System” shall refer to such systems including subscribers’ management, certification, billing, settlement and accounts to guarantee normal business operation.

2.6	Communication Channels

“Communication Channels” shall refer to physical and logical connection within mobile communication system to realize the communication between Subscribers

2.7	Port

“Port” shall refer to the interface for the communication connection between data business platform, mobile communication network, data business platform and application server provided by CP/SP, which includes communication address and relevant specifications.

2.8	Data Volume

“Data Volume” shall refer to the communication volume flowing in and out of the data service platform.

2.9	Testing

“Testing” shall refer to the testing on services provided by CP/SP which may include network connection test, interface conformity test, and function test, so as to ensure the service meet with the requirements for activation.

2.10	Grace Period for Withdraw

“Grace Period for Withdraw” means certain period that if the CP/SP services needed to be terminated, the CP/SP shall make prior notice to Subscribers in appropriate manner within such period prior to the termination thereof, and in which period Party B shall continue its services to subscribers according to subscriber agreement.

2.11	Equipment Junction Point

“Equipment Junction Point” means the location of linkage between two physical or logical equipments.

2.12	Maintenance Interface.

As the whole service system is composed of different parts, and the responsibility of maintenance also belongs to different parties, the maintenance interface is to set up the location for different parties to take responsibility for maintenance.

2.13	System Maintenance

“System Maintenance” means the daily maintenance and trouble shooting for the normal operation of system.

2.14	Gateway

“Gateway” means the equipment that provides the function of protocol transition and system interconnection.

2.15	Customize

“Customize” means the subscribers acknowledge their acceptance of content services, and voluntarily ask for such services.

2.16	7 * 24h.

7 days a week, 24 hours a day, without public holidays.

2.17	Communication Fee

“Communication Fee” means such fee arising from the use of Party A’s network resources by subscribers or the CP/SP; communication fee shall be collected by Party A from subscribers or the CP/SP Message service fee.

2.18	Information Service Fee

“Information Service Fee” means such fee arising from the use of CP/SP’s content information or application services other than communication fee. In consideration that Party A provides connection service, customer service, billing service and fee collection service, so the Information Service Fee shall be divided in certain portions

2.19	Corporate Code

“Corporate code” refers to “China Unicom Mobile Data Services CP/SP Corporate Code”, which is the sole corporate identification that Party A assigns to Party B.

CHAPTER 3 SCOPE OF COOPERATION AND WORKING INTERFACE

3.1	Party A shall provide Party B with paid communication channel and its network subscriber resources, and provide Party B with paid connection service, customer service, billing service and fee collection service (for standard and measure for billing and settlement, please see Exhibit 1) based on Party A’s customer service, billing and service supporting system.

3.2	The corporate code that Party A assigns to Party B is: [*].

3.3	Party A shall guarantee the uniqueness and steadiness of the corporate code assigned to Party B; the parties acknowledge that Party A’s systems shall include but not limited to billing and settlement system, data service platform system and customer service system, the corporate code that Party A assigns to Party B and the corporate name of Party B shall have the same effect in identification of Party B.

3.4	Party B shall provide subscribers with such mobile data services as set forth in Exhibit 2 through Party A’s mobile telecom network and data service platform.

3.5	Prior to the formal launch of any mobile data services (including the modification thereof), Party B shall obtain Party A’s written confirmation of acceptance after testing. Upon Party B’s request, Party A shall issue such written confirmation document upon the testing of Party B’s services to the satisfaction of Party A.

3.6	Before Party B provides the mobile data services to Party A’s consumers, he must adequately tell the Party A’s consumers’ the important contents of the service’s contents, mode, charge, etc. Before Party B provides the services to consumers, he must finish the telling work said above, and gained the acknowledgement or specific order of the consumers accepting the mobile data multiplying services. If Party B isn’t permitted by Party A, he can’t require consumers to do ordering and collect the responding expense by the compulsive way of “consumers’ silence is to accept”, “cancel the ordering by ringing or sending messages, or else is to accept” like this. Adding the extra burden to consumers by those methods is also forbidden.

*	This provision is the subject of a confidential treatment request.

3.7	During the agreement time both Parties are bound on the connective point of the equipment and are liable to maintain respective interface. Material content is appeared on the Exhibit 4.

3.8	During the term of this Agreement, Party B shall upon Party A’s request provide Party A with reports on the subscriber development, subscriber category, subscriber habit, business prospect forecast, and subscriber information necessary for the administration of such services, ensure timely upgrade of Party A’s subscriber database.

3.9	Party B agrees to strictly comply with the supervising regulation, the quality criterion of the operation, the criterion of customer service and any other documents’ provision which have been laid down by Party A. or shall be laid down by Party A., when carrying out the operation of mobile data.

3.10	During the term of cooperation, any additions of mobile data services by Party B or any modification of Party B’s business scope and price shall be subject to billing test to the satisfaction of Party A, only with written approval of Party A.

3.11	If necessary, Party A and Party B may separately or jointly promote in various ways mobile data services.

3.12	Party A has the right to negotiate with party B for the registration of China Unicom’s brand and use such brand in the promotion of mobile data services upon Party A’s examination and approval.

3.13	Party B shall use Party A’s name, logo and other relevant materials of Party A in its separate promotion of mobile data services only to the extent that Party A so requires or such use has been approved by Party A in writing.

3.14	Party B shall be solely liable for any consequences arising from mobile data services in any form provided by any third party provides to subscribers through Party B’s maintenance interface, Party A shall take no responsibility to subscribers or such third party for any consequences thereof.

CHAPTER 4 CUSTOMER SERVICE MANAGEMENT INTERFACE

4.1	The parties shall establish 7x24 hours hot-line service center.

4.2	Customer complaints or enquiries received by Party A’s enquiry center shall be directed to Party B for resolution of such issues not belonging to Party A, Party B shall send initial reply to Party A or directly response to Party B within one (1) hour thereafter, and shall be responsible for the final explanation or resolution of such issues.

4.3	Party B shall not instruct customers to contact Party A on the basis that the enquiries or complaints it has received are attributable to Party A. If Party B believes that the enquiries or complaints it received belong to Party A, Party B’s customer service personnel or customer service system shall assist Party A to analyze and resolve such enquiries or complaints, and contact with Party A within one (1) hour after receipt thereof, and direct the same to Party A upon Party A’s confirmation.

CHAPTER 5 SECURITY OF MOBILE DATA SERVICES

5.1	Party A shall have the right to conduct necessary testing and data statistics form time to tome during the service operation period upon such services provided by Party B, and, in light of the testing results, to require Party B carry out rectification in accordance with Party A’s mobile data services management procedures.

5.2	Party A shall have the right to control and adjust the data volume, determine the portion of the maintenance interface that belongs to Party A and notify Party B of its determination.

5.3	Party B shall ensure that its services have no existing or potential material hidden defect that will be exploited by individual subscriber to cause damage to Party A’s mobile telecom network, data service platform or the profit of other subscribers.

5.4	Party B shall observe state laws, regulations and policies concerning telecommunication and internet contents, ensure that the content of its information services is not in violation of relevant state laws, regulations and policies and will not send through Party A’s system such nine kinds of illegal information listed in the “Information Source’s Guarantee Letter Concerning the Security of Networking Information” (attached hereto as annex 5).

5.5	Party A shall responsible to solve all disputes in connection with the security and legality of the information it provided.

5.6	If Party A’s business operation suffers any losses due to Party B’s violation of section 5.4, Party B shall compensate to Party A’s losses. If Party A suffers any negative impact due to Party B’s violation section 5.4, Party B shall publicly acknowledge its liabilities thereto, and make public apology to Party A.

5.7	Party B shall, through its transmission of various data on Party A’s communication platform, ensure the data volume will not cause any damage to the safe loading of Party A’s network. Party A shall have the right to restrict the transmission of any abnormal overload data or information volume that causes negative impact on the security of its network operation.

CHAPTER 6 BILLING AND SETTLEMENT

6.1	Party A shall collect both the communication fee and information service fee and Party B shall not collect any fee from the subscribers. Details for the billing and settlement of fees for mobile data services, is attached as annex 1 hereto.

6.2	Party A shall be entitled to various communication fee arising from the use of Party A’s communication network by its subscribers or by Party B.

6.3	Proceeds of information service fee arising from the mobile data services provided by Party B shall be shared between Party A and Party B in certain percentage. Party A’s share in the proceeds is based on the following services it provided: mobile communication network subscriber resources, relevant service platform, service testing and quality supervision, unified customer service and business promotion, collection of information service fees, and/or billing services.

6.4	If the subscribers refuse to pay the information service fee due to problems with the quality of Party B’s services, Party B still shall, in addition to paying the communication fee arising from the use of Party A’s mobile communication network, pay Party A’s share of the information service fee according to the percentage provided in annex 1 hereto.

6.5	Party B shall provide Party A with the standard for charging for its services in the format provided by Party A, and the final charge rate shall be subject to Party A’s confirmation. The format implementation of any change to Party B’s pricing shall be subject to Party A’s prior confirmation.

6.6	Party B shall submit a formal invoice to Party A after the settlement of information service fee with Party A.

6.7	Party A shall make full payment of the information service fee within the specified period and in a manner agreed by the parties.

CHAPTER 7 INTELLECTUAL PROPERTIES & CONFIDENTIALITY

7.1	Issues relating to copyrights, trade marks, patents and other intellectual property rights shall be handled in compliance with relevant state laws; Party B shall, in accordance with relevant state laws and regulations, obtain appropriate authorization/ or enter into license agreements with the intellectual property rights owner/ patentee and or/ agent, to ensure that data service provided by Party B will not infringe on the legal interest of the respective owners/patentee, and shall upon Party A’s request, present such authorization/license documents to Party A. Party A shall not be liable for any intellectual property right disputes between Party B and any third parties.

7.2	Party B shall take charge of resolving all the disputes arousing by the content’s safety and legality of the information service offered by him. Party B promises and guarantees that the information service offered by him will not trespass upon the third party’s intellectual property and other civil rights. Party B promises further that he shall be in charge of all the compensation responsibilities of lawsuit, claim for compensation, administrative punishment, losses and damages caused by breathing the promise and guarantee above.

7.3	Party A and Party B have confidential responsibilities of this cooperation and the detailed content of this agreement. Without one Party’s permission in writing, the other party shall not disclose the detailed content and relative content of the cooperative agreements between the two parties to any third party.

7.4	During the period of validity of this agreement and two years after the end of the period of validity, either Party shall not uncover, disclose, or provide to any third party the following information obtained from the other party: The business secret (including financial secret), the technical secret, the management knack, and any other secrecy of the information and data (either the written or the oral or any other form of the information and data).

7.5	During the term of this agreement and two years thereafter, both parties shall keep confidential of business secret (including financial secret), technical secret, business know-how and/or other confidential information and materials (whether such information or materials are in written, oral or other forms) that have been jointly created by the parties in the performance of this agreement, without the other parties consent, neither party shall disclose, reveal or provide the same to any third parties.

CHAPTER 8 LIABILITY FOR BREACH

8.1	The Parties shall comply with regulations of this agreement strictly. Either party result in any damage to the other, or lead the business cooperation to cease, because of the improper performance of one’s obligation, promise or guarantee, or any statement in this agreement, which shall be treated as the breach of the contract.

8.2	If any party breaches any obligations under this agreement and incurs bad social impact or economic losses to the other party, this other party shall have the right to hold the breaching party responsible for such breach, requires the breaching party to reverse such impact and make corresponding compensations, and to terminate this agreement.

8.3	Any disputes arising from or in connection with this Agreement shall be settled through amicable consultations between the parties in the spirit of cooperation.

8.4	The parties agree, if any dispute arising out of or relating to this Agreement can not be settled through consultations, such dispute shall be submitted to Beijing Arbitration Commission for arbitration in accordance with the arbitration rules of the Commission. The arbitration award is final and binding on both parties. The arbitration shall be conducted in Chinese.

8.5	The execution, performance and interpretation of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

CHAPTER 9 FORCE MAJEURE

9.1	“Force Majeure” means all the events that cannot be controlled or foreseen, nor can be avoided by the parties hereto, which prevent any Party to perform part or all of this Agreement. These events shall only include: earthquake, landslide, collapse, flood, typhoon, abnormal weather, and fire, explosion, accident, war, riot, insurgence, mutiny, social upheaval or violence, terrorism event, sabotage, or any other similar or dissimilar incidents.

9.2	Any Party hereto shall not be held responsible for the other Party’s losses or the failure or delay to perform all or any part of this Agreement due to Force Majeure event.

9.3	The Party effected by such Force Majeure event shall promptly inform the other Party of its occurrence in writing and within 15 days thereafter send a valid certificate issued by the relevant authority explaining the detail of such event and the reason for the failure or delay to perform all or any part of this Agreement. Both parties shall negotiate whether continue to perform or terminate this Agreement according to the degree of impact on the performance hereof caused by such event.

CHAPTER 10 AMENDMENT OR TERMINATION

10.1	During the cooperation between the parties, relevant business management rules and relevant customer management rules stipulated by Party A for mobile data services shall be incorporated as the supplement hereto. If there is any conflict between the provisions of this Agreement and the management rules aforesaid, the management rules shall prevail. Both parties agree to negotiate on the conflicting provisions, and execute supplement agreement on the amendment of this Agreement.

10.2	If any Party hereof intends to amend or revise this Agreement, it shall send written notice to the other Party at least 15 days prior thereto. The parties shall negotiate on the written form amendment or modification of this Agreement.

10.3	Except the circumstances explicitly stipulated herein, the parties shall not, within the performance term of this Agreement, suspend or terminate the performance of this Agreement, or unilaterally terminate this Agreement, without the other party’s written consent.

10.4	In the event that any Party hereto is unable to continue its operation or the mobile data value-added service cooperation hereunder due to the other Party’s failure in performing its obligations and responsibilities hereunder, or material violation of the provisions of this agreement, it shall be deemed as a unilateral termination of this agreement by the Party in breach, and the Party not in breach shall have the right to claim for compensation from the Party in breach for the economic losses caused by such breach, and terminate this agreement.

10.5	If, for reasons of technical or running difficulties, etc., Party B withdraw from the services, Party B shall make at least 1 month prior notice to Party A, and provide 1-3 months grace period to continue its services to the subscribers and make at least [90] days announcement about the termination of services on its website (WEB/WAP) or other channels to the subscribers.

CHAPTER 11 EFFECTIVENESS AND MISCELLANEOUS

11.1	This Agreement shall become effective as of the date it is signed by the authorized representative of the parties and affixed with the official seal of the Parties, the term hereof shall be one year, which is renewable upon agreement by both Party A and Party B through consultation.

11.2	This Agreement and Exhibits hereto are in four copies, each of Party A and Party B holds two originals thereof, which are of the equal legal effect.

11.3	All the Exhibits hereto constitute an integral part of this Agreement, with the same legal validity as this Agreement.

11.4	Upon the effective date of this Agreement, the “China Unicom SMS Cooperation Agreement” between Party B and China Unicom Shanghai Branch, Party A’s branch company located in the place of connection shall be terminated simultaneously.

11.5	Contacts for Party A and Party B:

Party A:

Name: [*]

Tel: [*]

Fax: [*]

Email: [*]

Party B:

Name: [*]

Tel: [*]

Fax: [*]

Email: [*]

*	This provision is the subject of a confidential treatment request.

SIGNATURE PAGE

Party A:	China Unicom Telecommunications Corporation:

Representative:	/s/ [*]

Date:	July 24, 2003

Party B:	Shanghai Mtone Wireless Network Information Co., Ltd.

Representative:	/s/ Dai Fukang

Date:	June 16, 2003

*	This provision is the subject of a confidential treatment request.

EXHIBIT 1

BILLING AND SETTLEMENT

I.	Party B shall indicate the collection of information fee in each message delivered in accordance with Party A’s format requirements.

II.	BILLING RATE FOR SMS

1.	Communication fee:

(1)	communication fee shall be determined and collected by China Unicom

(2)	with respect to information ordered through mobile phones, upon subscribers’ successful receipt of messages, the upload communication fee shall be charged at RMB 0.05 per message, and the download communication fee shall be collected according to the amount of messages actually received by subscribers, the rate is RMB 0.05 per message;

(3)	with respect to information ordered by subscribers via Internet, communication fee shall be charged according to the amount of download messages at RMB 0.05 per message;

(4)	with respect to the “peer to peer” mode (SMS between mobile phones): upon subscriber’s successful sending of messages, the calling party shall be collected RMB 0.10 per message;

(5)	with respect to system feedback in the use of mobile data services, the subscribers shall not be charged any fees.

For example, with respect to system information indicating subscriber’s successful operation, system failure or feedback to subscriber in the event of subscriber’s unsuccessful operation, both the upload and download communication shall be free of charge.

2.	Information service fee:

(1)	in principle, information service fee shall be determined by Party B, and implemented upon Party A’s verification and approval;

(2)	Information service fee shall be charged to the sending party upon subscriber’s successful receipt of information;

(3)	Fee cap shall be applied to Party B’s information service fee, cap for charge per message: RMB 2 per message; Fee cap for monthly fee: RMB 30/month (50% if the service period is less than 15 days for one month).

For monthly-paid service, the subscribers cancel the order within 15 days from the service-opening day, half of the full amount of monthly paid shall be collected; exceeding 15 days from the service-opening day, the full amount of monthly paid shall be collected.

For details of the service fees (information service fee), please see Exhibit 2.

III.	SPECIAL CHARGES FOR PUSH SERVICES

a)	“PUSH services” means such services provided by CP/SP without subscribers voluntary application, and which is received by subscribers through mobile terminals;

b)	Subscribers shall not be charged with any fees for the receipt of PUSH services; Party B shall pay Party A download communication fees at the rate of RMB 0.05 per message for PUSH services;

c)	Party B shall not publish information relating to services; without prior consent, Party B shall not send any advertisement or other commercial information to subscribers.

IV.	REVENUE SHARING BETWEEN PARTY A AND PARTY B

Party A shall take communication fees, and information service fees shall be shared between Party A and Party B in certain percentage after deduction of 4% business tax and 8% non performing debt reserve:

a)	Revenue sharing basis: information service fees receivable (after deduction of 4% business tax and 8% non performing debt reserve)

b)	During the first three-month period after the formal launch of services, Party A shall take 20%, and Party B shall take 80%, of information service fee. If at certain point during the first three months Party B’s service volume exceeds 10 million messages per month (including 10 million messages), then Party A shall take 10% and Party B take 90% of the information service fess generated in that month.

c)	From the first day of the month after the three-month period of the launch of Party B’s services, the following revenue sharing percentage shall apply according to the monthly volume in the following grades:

	Unit: 10 thousand messages per month

	GRADE 1	GRADE 2	GRADE 3	GRADE 4
VOLUME	greater than = to 1000	greater than = to 500	greater than = to 100	less than 100
PARTY A’S SHARE	10%	20%	30%	40%
PARTY B’S SHARE	90%	80%	70%	60%

Note: The service volume above shall be calculated according to the amount of actual messages (including information ordering and monthly fee), not including PUSH services initiated by Party B.

V.	SETTLEMENT

a)	The settlement shall be conducted once in each month.

b)	The parties shall, during the 10th to 20th of each month, verify the data of the previous month’s information service fees, and settle the previous month’s information fees during the 25th to 28th of each month. That is, information service fees accrued in a given month shall be verified in the following month, and be settled in the month after.

c)	The schedule of information service fees collected by Party A for the account of Party B shall be based on the report of successful call cession that Party A provides to Party B.

d)	If the discrepancy of the billing between Party A’s billing and Party’s billing is lower than 5%, the billing shall be based on Party A’s billing, otherwise both parties shall verify the reasons for such discrepancy and timely find out reasonable solutions thereto.

VI.	OTHERS

a)	Party B must notify subscribers of the amount of messages upon delivery of message service.

b)	If the subscriber selects group calling via Internet, the calling party shall be charged according to the amount of call numbers and the corresponding rate of communication fees and information fees, the amount of call numbers for each group calling shall not be more than 2 numbers.

VII.	BANK INFO

Party A’s bank: [*]

Party A’s bank account: [*]

Party B’s bank: [*]

Party B’s bank account: [*]

*	This provision is the subject of a confidential treatment request.